EXHIBIT 10.18


                                AGREEMENT BETWEEN

                           LORAL ORION SERVICES, INC.

                                       AND

                           LORAL SPACECOM CORPORATION

                        CONCERNING PROFESSIONAL SERVICES

                  This Agreement shall become effective on the date of its final signature by and between Loral Orion Services, Inc., a corporation organized and existing under the laws of the State of Delaware and having its primary place of business at 2440 Research Boulevard, Suite 400, Rockville, MD 20850 (hereinafter referred to as "LORAL ORION" which expression shall include its successors and permitted assigns) and Loral SpaceCom Corporation, a corporation organized and existing under the laws of the State of Delaware doing business as Loral Skynet(R) 2 and having a place of business at 500 Hills Drive, Bedminster, New Jersey 07921 (hereinafter referred to as "SKYNET" which expression shall include its successors and permitted assigns).

                                   WITNESSETH:

                  WHEREAS, SKYNET and LORAL ORION are both subsidiaries of Loral Space & Communications Corporation;

                  WHEREAS, SKYNET has many years experience and expertise in the management of communications satellite services and transponders, including performing tracking, telemetry and control services; and

                  WHEREAS, LORAL ORION desires to take advantage of SKYNET'S experience and expertise for the benefit of LORAL ORION'S business.

                  NOW, THEREFORE, LORAL ORION and SKYNET, in consideration of the mutual covenants expressed herein, agree as follows:






----------------
1 Skynet is a registered trademark of Loral SpaceCom  Corporation.

                                    ARTICLE 1
                            APPOINTMENT, AUTHORITY OF
                       CONTRACTOR AND DUTIES OF CONTRACTOR

                  A. APPOINTMENT - LORAL ORION hereby engages SKYNET to perform the services provided for herein including but not necessarily limited to Telemetry Tracking & Control (TT&C) Services and the Program Performance Review Services set forth in Exhibit A, Statement of Work (hereinafter referred to as "Service" or "Services"), attached hereto and made a part hereof, in connection with the satellites known as Orion 1, 2 and 3 and such other satellites as the parties shall mutually agree (hereinafter referred to as "Satellite" or "Satellites") and SKYNET accepts such engagement to render such Services for the compensation herein provided. Notwithstanding the foregoing, Performance Review Services are only applicable to satellites know as Orion 2 and 3.

                  B. AUTHORITY OF CONTRACTOR - LORAL ORION hereby engages SKYNET on the terms and conditions set forth herein as an independent contractor. SKYNET and LORAL ORION hereby acknowledge and agree that SKYNET is engaged solely as an independent contractor and that SKYNET shall have no authority to bind LORAL ORION in connection with the Services provided hereunder.

                  C. DUTIES OF CONTRACTOR - SKYNET shall provide the Services set forth herein and in Exhibit A, Statement of Work, to LORAL ORION.


                                    ARTICLE 2
                                  COMPENSATION

                  The charge for providing the Services hereunder shall be SKYNET'S cost plus five (5) percent on top of such costs per month provided that the cost shall have been reasonably incurred by SKYNET in connection with its performance of Services hereunder.

                                    ARTICLE 3
                          INVOICING, PAYMENT AND AUDIT


                  SKYNET shall invoice LORAL ORION for the Services provided hereunder on the first business day of each month for the compensation for the Services provided hereunder set forth in Article 2 and LORAL ORION shall pay such invoice on or before thirty (30) days from the date specified on such invoices.

                  SKYNET shall use reasonable commercial efforts to maintain accurate records of all the costs billed hereunder. LORAL ORION, once per calendar year, at its sole expense, during normal business hours, upon thirty
(30) days' prior written notice to SKYNET, shall have the right to conduct a financial audit of all such records.


                                    ARTICLE 4
                         DOCUMENTS FORMING THE CONTRACT

                  This Agreement consists of the following:

                  A. The provisions in ARTICLES 1 through 9 in Section I of this Agreement and ARTICLES 1 through 17 in Section II of this Agreement.

                  B.  EXHIBIT A - Statement of Work

                  In the event of any inconsistency among or between the parts of this Agreement set forth above, such inconsistency shall be resolved by giving precedence in the order of the parts set forth above.


                                    ARTICLE 5
                                    DURATION

                  This Agreement applies to all the Services performed by SKYNET that are described in EXHIBIT A, beginning on the date of its final signature ("Effective Date"), whether performed in anticipation of or following the execution of this Agreement, and shall, subject to the provisions of Articles 11 and 12 of the General Terms and Conditions appended hereto, continue through the End Of Life ("EOL") of the Satellites that are the subject of this

Agreement. For the purposes of this Agreement End Of Life or EOL shall mean: i) the ejection of the Satellite from the orbital arc; or ii) the failure of the Satellite; or (iii) the sale of the Satellite, whichever occurs first.


                                    ARTICLE 6
                        PARTY REPRESENTATIVES AND NOTICES

                  SKYNET'S Technical Representative is:

                           Mr. John Brown
                           Vice President, Satellite Engineering and Operations 500 Hills Drive
                           P. O. Box 7018
                           Room 3A24
                           Bedminster, NJ 07921
                           Phone 908 470-2305
                           Fax 908 470-2457

                  SKYNET'S Contract Representative is:

                           Mr. R. J. DeMartini, C.P.M.
                           Director, Contracts
                           500 Hills Drive
                           P.O. Box 7018
                           Room 3A15
                           Bedminster, New Jersey 07921
                           Phone 908 470-2360
                           Fax   908 470-2453

                  LORAL ORION'S Technical Representative is:

                           Mr. Dennis Curtin
                           Senior Vice President, Engineering
                           2440 Research Boulevard
                           Rockville, MD 20850
                           Suite 400
                           Phone 301 258-3201
                           Fax   301 258-3222

                  LORAL ORION'S Contract Representative is:

                           Mr. Dick Shay
                           Senior Vice President and General Counsel
                           2440 Research Boulevard
                           Rockville, MD 20850
                           Suite 400
                           Phone 301 258-3209
                           Fax   301 258-3360


                  Any notice or demand which under the terms of this Agreement or under any statute must or may be given or made by LORAL ORION or SKYNET shall be in writing and shall be given or made by telegram, tested telex, confirmed facsimile, or similar communication or by certified or registered mail addressed to the Contract Representatives designated in this Agreement, as amended from time to time.


                                    ARTICLE 7
                         INDEPENDENT CONTRACTORS STATUS

                  This Agreement is intended to create, and creates, a contractual relationship for Services to be rendered by SKYNET acting in the ordinary course of its business as an independent contractor and is not intended to create, and does not create, a partnership, joint venture, agency or any like relationship between the parties hereto. Moreover, nothing herein shall be construed to imply a partnership, joint venture, commercial agency, or employer/employee relationship between the parties. All persons employed by SKYNET in connection with this Agreement shall be considered employees or agents of SKYNET only, and shall in no way, either directly or indirectly, be considered employees or agents of LORAL ORION. LORAL ORION shall not be obligated to pay commissions, salaries or other payments or benefits to parties with whom SKYNET may deal in connection with its Services hereunder, and SKYNET hereby agrees not to make any representations, directly or by implication, that any such obligation on the part of LORAL ORION exists or will exist.


                                    ARTICLE 8
                                      TAXES

                  A. Except as set forth in the following sentence, SKYNET shall be financially responsible for, and shall pay, any Tax liability arising in connection with any payment made by

LORAL ORION to SKYNET pursuant to Article 3 herein. LORAL ORION shall be financially responsible for all sales, use, transfer or similar consumption-type tax arising in connection with any payment made by LORAL ORION to SKYNET pursuant to Article 3 herein.

                  B. LORAL ORION and SKYNET shall cooperate and use their respective best efforts in connection with contesting any Tax liability imposed in connection with the Services or the Satellite capacity.

                  C. For purposes of this Section 14, the term Tax or Taxes includes, without limitation, any federal, state, local, or foreign income (including income tax or amounts on account of income tax required to be deducted or withheld from or accounted for in respect of any payment), gross receipts, corporation, advance corporation, license, payroll, employment, wage, excise, severance, stamp, occupation, premium, windfall, profits, environmental, customs duties, capital stock, franchise, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, capital gains, development land, inheritance, national insurance contributions, capital duty, stamp duty, stamp duty reserve tax, duties or customs and excise, all taxes, duties or charges replaced by or replacing any of them, and all levies, imposts, duties, charges or withholdings of any nature whatsoever chargeable by any Governmental Authority, together with all penalties, charges and interest relating thereto. For purposes of this Article 8, the term Governmental Authority shall mean any federal, state, provincial, local, tribal, foreign or other governmental agency, department, branch, commission, board, bureau, court, instrumentality or body, including, without limitation, any taxing or other authority (whether within or without the United States) competent to impose any tax liability.


                                    ARTICLE 9
                                ENTIRE AGREEMENT

                  This Agreement , shall constitute the entire agreement between the parties with respect to the subject matter of this Agreement and shall not be modified or rescinded, except by a writing signed by LORAL ORION and SKYNET. Additional or different terms inserted in this Agreement by LORAL ORION, or deletions thereto, whether by alterations, addenda, or otherwise, shall be of no force and effect, unless expressly consented to by SKYNET in writing. The provisions of this Agreement supersede all contemporaneous oral agreements and all prior oral and written quotations, communications, agreements and understandings of the parties with respect to the subject matter of this Agreement.

ACCEPTED:


LORAL ORION SERVICES, INC.                   LORAL SPACECOM CORPORATION


By: ________________________                 By: _______________________
    Name: Mr. W. Neil Bauer                      Name: Mr. Terry J. Hart
    Title: President & CEO                       Title: President
    Date:                                        Date:

                          GENERAL TERMS AND CONDITIONS

                                    ARTICLE I
                                   ARBITRATION

                  All disputes arising in connection with the present Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the American Arbitration Association ("AAA Rules") by one or more arbitrators appointed in accordance with said Rules. The arbitration shall take place in New York City, United States of America, and shall be conducted in English. The arbitrator shall apply the substantive (not the conflicts) law of the state specified in the choice of law provision set forth elsewhere in this Agreement. The arbitrator shall not limit, expand or modify the terms of the Agreement nor award damages in excess of compensatory damages, and each party waives any claim to such excess damages. The award shall be in United States dollars. Judgment upon the award rendered in the arbitration may be entered in any court having jurisdiction thereof. Each Party shall bear its own expenses (including attorney's fees) and an equal share of the expenses of the arbitrator and the fees of the arbitration. Nothing in the Agreement shall be construed to preclude any party from seeking injunctive relief in order to protect its rights pending arbitration. A request by a party to a court for such injunctive relief shall not be deemed a waiver of the obligation to arbitrate.


                                    ARTICLE 2
                                   ASSIGNMENT

                  LORAL ORION acknowledges and agrees that notwithstanding anything to the contrary contained in the Agreement, LORAL ORION shall not transfer or assign any of its rights or obligations under the Agreement to any third parties without SKYNET'S consent, which may be given or withheld at SKYNET'S sole discretion. SKYNET expressly shall have the right to subcontract any of the Services required hereunder to a third party and/or assign this Agreement including its rights, duties and obligations hereunder, to its parent corporation or any present or future affiliate or subsidiary of SKYNET capable of fully providing the Services hereunder, or in connection with its merger or acquisition. All the Services performed hereunder by SKYNET'S subcontractor(s) at any tier shall be deemed to be Services performed by SKYNET for purposes of this Agreement.

                                    ARTICLE 3
                                    CAPTIONS

                  The captions in this Agreement are included for convenience only and shall not be construed to define or limit any of the provisions contained herein.


                                    ARTICLE 4
                                     CHANGES

                  LORAL ORION may at any time during the term of this Agreement require additions to or alterations of or deductions or deviations (all hereinafter referred to as a "Change") from the Services called for by EXHIBIT
A. No Change shall be considered as an addition or alteration to or deduction or deviation from the Services called for by EXHIBIT A nor shall SKYNET be entitled to any compensation for the Services done pursuant to or in contemplation of a Change, unless made pursuant to a written Change Order issued by LORAL ORION. Within twenty (20) days after a request for a Change, SKYNET shall submit a proposal to LORAL ORION that includes any increases or decreases in LORAL ORION'S costs or changes in the delivery schedule necessitated by the Change. LORAL ORION shall, within ten (10) days of receipt of the proposal, either (i) accept the proposal, in which event LORAL ORION shall issue a written Change Order directing SKYNET to perform the Change or (ii) advise SKYNET not to perform the Change in which event SKYNET shall proceed with the Services as originally described in EXHIBIT A. SKYNET at its sole discretion reserves the right to reject any such request for Change.


                                    ARTICLE 5
                                  CHOICE OF LAW

                  The construction, interpretation and performance of this Agreement and all transactions under it shall be governed by the laws of the State of New York excluding its choice of laws rules and excluding the Convention for the International Sales of Goods.

                                    ARTICLE 6
                                  FORCE MAJEURE

                  SKYNET shall not be liable for any loss, damage, or delay caused by strikes, picketing, labor disturbances, riots, fires, insurrection, or the elements, embargoes, failure of carriers, inability to obtain facilities or to obtain materials, Government Regulations or requirements, acts of God or the public enemy, or any cause beyond its control whether or not similar to the foregoing ("Force Majeure Condition"). Notwithstanding the foregoing, SKYNET agrees to use reasonable commercial efforts to continue to perform the TT&CServices that it is required to furnish hereunder. Such efforts will be no less in scope then the efforts that SKYNET will employ to perform the TT&C Services for its own spacecraft, in the event that any such Force Majeure Condition may occur and impede SKYNET'S ability to perform such telemetry, tracking and control services for such spacecraft.



                                    ARTICLE 7
                                    PUBLICITY

                  LORAL ORION agrees to submit to SKYNET all advertising, sales promotion, press releases, and other publicity matters relating to the material furnished or the Services performed by SKYNET under this Agreement wherein SKYNET'S names or marks are mentioned or language from which connection of said names or marks therewith may be inferred or implied; and LORAL ORION further agrees not to publish or use such advertising, sales promotion, press releases, or publicity matters without SKYNET'S prior written approval.


                                    ARTICLE 8
                                  RELEASES VOID

                  Neither party shall require (i) waivers or releases of any personal rights or (ii) execution of documents in conflict with the terms of this Agreement, from employees, representatives of the other in connection with visits to its premises and both parties agree that no such releases, waivers or documents shall be pleaded by them or third persons in any action or proceeding.

                                    ARTICLE 9
                         RIGHT OF ENTRY AND PLANT RULES

                  Each party shall have the right to enter premises of the other party during normal business hours with respect to the performance of this Agreement, subject to all plant rules and regulations, security regulations and procedures and U.S. Government clearance requirements if applicable.


                                   ARTICLE 10
                                  SEVERABILITY

                  In the event that any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under the law of any state or of the United States of America, such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein.


                                   ARTICLE 11
                                   TERMINATION

                  [                               *

                                            ]


                                   ARTICLE 12
                             TERMINATION FOR DEFAULT

                  [                               *

                                                                            ]


                                   ARTICLE 13
                          NONDISCLOSURE OF INFORMATION

                  13.1 Each party to this Agreement may find it beneficial to disclose to the other party documentation or other information which the disclosing party considers proprietary ("Information"). Such Information may include but is not limited to, its engineering, hardware, software or other technical information, and financial, accounting or marketing reports, analysis, forecasts, predictions or projections.

                  13.2 It is specifically understood and agreed that Information disclosed pursuant to this Agreement shall be considered proprietary either because 1) it has been developed internally by the disclosing party, or because 2) it has been received by the disclosing party subject to a continuing obligation to maintain the confidentiality of the Information.

                  13.3 Information that is provided in a tangible form shall be marked in a manner to indicate that it is considered proprietary or otherwise subject to limited distributions provided herein. If the Information is provided orally, the disclosing party shall clearly identify it as being proprietary at the time of disclosure, and within fifteen (15) working days of such disclosure, confirm the disclosure in writing to the other party.

                  With respect to Information, the party to whom the Information is disclosed and its employees shall:

                           a. hold the Information in confidence and protect it in accordance with the security regulations by which it protects its own
                                    proprietary  or  confidential   information,
                                    which it does not wish to disclose;

                           b. restrict disclosure of the Information solely to those employees with a need to know and not disclose it to any other persons;

                           c. advise those employees of their obligations with respect to the Information; and

                           d. use the Information only in connection with implementing this Agreement and in continuing discussions and negotiations between the parties concerning the Service, except as may otherwise be agreed upon in writing.

                  13.4 In the event a party to whom Information has been disclosed proposes to disclose that Information to an outside consultant or agent, it shall obtain the written consent of the party from whom the Information was originally received and arrange for the execution by the consultant or agent for a nondisclosure agreement in a form reasonably satisfactory to the party from whom the Information was originally received.

                  13.5 The party to whom Information is disclosed shall have no obligations to preserve the proprietary nature of any Information that:

                              a.      was  previously  known  to it  free of any
                                      obligations to keep it confidential;
                              b.      is  disclosed  to  third  parties  by  the
                                      disclosing party without restriction;
                              c.      is or becomes publicly  available by other
                                      than unauthorized disclosure; or
                              d.      is   independently    developed   by   the
                                      receiving party.

                  The Information shall be deemed the property of the disclosing party and, upon request the other party will promptly return all Information that is in tangible form to the disclosing party or destroy all such information.

                                   ARTICLE 14
                             LIMITATION OF LIABILITY

                  OTHER THAN for damages resulting from skynet's willfull misfeasance, bad faith, or gross negligence, SKYNET SHALL HAVE NO Liability With respect to any claim or suit, by LORAL ORION or by any others, for damages associated with the MATERIAL or SERVICES FURNISHED HEREUNDER. FURTHER, SKYNET WILL NOT BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, DIRECT OR INDIRECT DAMAGES WHETHER ARISING OUT OF BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT TORT LIABILITY, OR OTHERWISE. IN NO EVENT SHALL SKYNET BE LIABLE FOR DAMAGES IN EXCESS OF THE PURCHASE PRICE STATED IN THIS AGREEMENT.



                                   ARTICLE 15
                            DISCLAIMER OF WARRANTIES

              SKYNET WARRANTS TO LORAL ORION THAT SKYNET WILL PERFORM THE SERVICES DEFINED HEREIN IN ACCORDANCE WITH GENERALLY ACCEPTED INDUSTRY STANDARDS AND THAT SUCH SERVICE SHALL BE FIT FOR ITS INTENDED PURPOSE AS IDENTIFIED IN EXHIBIT A, STATEMENT OF WORK. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, SKYNET, ITS PARENT, THEIR SUBSIDIARIES AND THEIR AFFILIATES, SUBCONTRACTORS AND SUPPLIERS MAKE NO WARRANTY, EXPRESS OR IMPLIED, REGARDING THE PERFORMANCE OF THE SERVICE OR WARRANTY AGAINST PATENT, TRADEMARK, COPYRIGHT, OR TRADE SECRET INFRINGEMENT, AND SPECIFICALLY DISCLAIM ANY WARRANTY OF MERCHANTABILITY.

                                   ARTICLE 16
                                 INDEMNIFICATION

                  LORAL ORION shall indemnify and save harmless SKYNET and its affiliates and its customers and their respective officers, directors, employees, successors and assigns from and against, any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) (collectively "Losses") resulting from any claim, demand, action, or suit resulting from the performance of Services by SKYNET under this Agreement, other than Losses resulting from SKYNET'S willful misfeasance, bad faith or gross negligence.


                                   ARTICLE 17
                                     WAIVER

                  The failure of either party at any time to enforce any right or remedy available to it under this Agreement with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other party.

================================================================================


                                Statement of Work

                                LORAL ORION FLEET

                 PART 1, TRACKING, TELEMETRY & CONTROL SERVICES

================================================================================


     Overview

SKYNET'S technical support is comprised of three main areas:

  o  Planning Support

     SKYNET will perform all necessary SATELLITE coordination with the proper regulatory authorities, including but not limited to the Federal Communications Commission (FCC) and the International Telecommunications Union (ITU).

  o  GCE/Satellite TT&C Baseband Maintenance and Support

     SKYNET will provide maintenance support for the GCE hardware and SATELLITE TT&C baseband hardware and software located on SKYNET property and at remote earth stations used to support the TT&C services associated with this program.

  o  TT&C Services & Payload Management

     SKYNET will provide TT&C services upon take over of the SATELLITE(S) from the LORAL ORION and the Spacecraft manufacturer. Primary TT&C responsibilities will remain with SKYNET, as well as management of the Satellite payload.


     The following provides more detail on each of the three areas of SKYNET'S support:

PLANNING SUPPORT

SKYNET will, perform the payload coordination of the LORAL ORION SATELLITE fleet with all applicable regulatory agencies, including but not limited to the FCC and the ITU.


GCE/SATELLITE TT&C BASEBAND MAINTENANCE AND SUPPORT

Under the provisions of this Statement of Work, SKYNET will assume responsibility for maintenance of GCE and SATELLITE TT&C baseband equipment directly or through subcontractors. Such maintenance activities will include but not be limited to:

o Monitor the performance of the equipment twenty-four hours per day, seven days per week.
o Upon detection of a fault, isolate the cause of the fault and repair the GCE and SATELLITE TT&C baseband equipment as needed.
o Perform preventative maintenance on the equipment per the manufacturer's specifications.

SKYNET will be responsible for operating all GCE and SATELLITE TT&C baseband equipment located on SKYNET property and at the remote TT&C stations, in an environment that follows manufacturer specifications and/or SKYNET'S operational guidelines. For that equipment, SKYNET will provide both protected and unprotected electrical power and conditioned environments, that meets the needs of the equipment.

TT&C SERVICES

SKYNET will provide LORAL ORION spacecraft operations services in the form of spacecraft payload and bus analysis and configuration management, SATELLITE control, and orbital determination and analysis.

LORAL ORION'S Spacecraft operations will be performed on a day-by-day basis by an experienced SKYNET staff. This staff will operate the SATELLITE(S) with the same procedures and diligence SKYNET applies to its Telstar fleet. The entire SATELLITE control staff from both the Hawley and Three Peaks facilities will be trained to control the LORAL ORION fleet. The LORAL ORION SATELLITES will be integrated into the SKYNET fleet and enjoy the same coverage, from both Hawley and Three Peaks, that the Telstar fleet does. The demonstration of this diligence will be through periodic health and status reports provided to LORAL ORION.

The SKYNET satellite control staff will develop appropriate plans and procedures for maintaining the proper Spacecraft orbits, monitoring the telemetry, responding to alarms, investigating and resolving Spacecraft anomalies and commanding the SATELLITE to the proper configuration for service.

SKYNET will provide TT&C services, as described below, after SKYNET takes over LORAL ORION'S first SATELLITE and additional SATELLITE(S) from the manufacturer.


The following provides details of the TT&C service that SKYNET will initiate and continue to provide throughout the life of the SATELLITE(S):

o    PAYLOAD AND BUS ANALYSIS AND CONFIGURATION MANAGEMENT

     SKYNET  will  execute  the  following  tasks  on  each of the  LORAL  ORION
     SATELLITES:

1. ANALYSIS OF SATELLITE TELEMETRY DATA TO DETERMINE SHORT-TERM AND LONG-TERM TRENDS IN THE PERFORMANCE OF EACH OF THE SATELLITE SUB-SYSTEMS.

2. Review and analysis of any SATELLITE anomalies. The SKYNET staff will work with LORAL ORION and the manufacturer, if necessary, in the resolution of any Spacecraft anomalies.

3. SKYNET will determine, establish and administer all operating limits and deltas necessary for the quality operation of the Spacecraft(s).


o    Satellite Control

     SKYNET Satellite Controllers will be available on a twenty-four (24) hour per day, seven (7) day per week basis to continually monitor the performance of LORAL ORION'S SATELLITE(S). During the course of this monitoring the Satellite Controller will:

1. Continually scan for Spacecraft alarms and check the health and status of LORAL ORION'S Spacecraft by reviewing telemetry data received from the Spacecraft.

2. Execute spacecraft procedures as designed and specified by spacecraft engineer(s) and Orbital Analyst(s) assigned to the LORAL ORION spacecraft(s). The LORAL ORION SATELLITE(S) will be routinely assigned to different analysts and engineers on the SKYNET staff to ensure our entire staff is always familiar with the configuration and operations of the LORAL ORION SATELLITE(S).

3.   Execute spacecraft procedures and payload configuration changes.

4.   Execute spacecraft procedures as needed in response to spacecraft alarms.

5.   Generate ranging data as required.


o    Maneuver Planning, Orbital Determination And Analysis

     SKYNET will see that each LORAL ORION SATELLITE operated by SKYNET will have the following activities conducted by the SKYNET orbital analysis staff.

1. Analysis of SATELLITE ranging data and determination of all orbital elements associated with current and projected SATELLITE positioning.

2. Design all maneuvers for the SATELLITE(S) to see that SATELLITE(S) are kept within limits authorized per the SATELLITE operating license, FCC requirements, ITU requirements and LORAL ORION'S reasonable and written expectations.

3. Monitor all SATELLITE flight dynamics during maneuvers to see that maneuver plans were executed as designed.

4.   Perform   post-maneuver   analysis  of   SATELLITE(S)   to  determine  fuel
     consumption during maneuver and prepare semi-annual end of life estimates for each SATELLITE.

5. Monitor short-term and long-term performance trends of each Spacecraft's attitude control and propulsion subsystems.


SKYNET will also perform management of the payload including Satellite access.

Each maneuver will have a primary analyst who has the support of the entire staff. Again, the entire orbital dynamics staff will receive all necessary training to conduct operations for the LORAL ORION fleet. In order to provide the TT&C services described above, SKYNET will augment its present staff with sufficient payload and bus analysis and configuration managers, orbital analysts and satellite controllers to operate LORAL ORION'S SATELLITES in the same SKYNET operates its satellites.


Depending upon the context, in this Part 1 of this Exhibit A "Spacecraft" shall have the same meaning as ascribed to the term "Satellite" in Article 1. A. of
Section I of this Contract.

================================================================================
PART 2,  SATELLITE PROGRAM PERFORMANCE REVIEW
================================================================================


OVERVIEW

This Section 2 defines all services, data and documentation to be performed by SKYNET on behalf of LORAL ORION for the Orion satellite(s) (depending on the context, hereinafter referred to as "Satellite, Satellites, Spacecraft or Spacecrafts") programs. SKYNET will be responsible for review and confirmation of deliverance of the Satellites in accordance with the specifications agreed to between the manufacturer and LORAL ORION.

     BASIC PROGRAM CONTENT

     SKYNET will provide experienced and competent personnel to review, analyze and report to LORAL ORION via written reports concerning:

     1. The acceptability of unit level performance data received directly from the manufacturer or from the manufacturer's subcontractors for items associated with the Spacecrafts' antenna subsystem, communications subsystem, telemetry command and ranging subsystems, buses subsystems, spacecraft control electronics, propulsion subsystems, electrical power subsystems, thermal control subsystems, structures and mechanisms subsystems.

     2. Support LORAL ORION in arriving at a satisfactory resolution of any unit level tests that suggest the Satellites will not meet performance specifications as outlined in the technical specifications section of the contract between the manufacturer and LORAL ORION.

     3. The acceptability of subsystem level performance data received from the manufacturer during the integration and assembly of subsystems for items associated with the Spacecrafts' antenna subsystems, communications subsystems, telemetry command and ranging subsystems, buses subsystems, spacecraft control electronics, propulsion subsystems, electrical power subsystems, thermal control subsystems, structures and mechanisms subsystems.

     4. Support LORAL ORION in arriving at a satisfactory resolution of any subsystem level performance tests that suggest the Satellites will not meet performance specifications as outlined in the technical specifications section of the contract between the manufacturer and LORAL ORION.

     5. The acceptability of system level performance data received from the manufacturer during the thermal vacuum and temperature cycling of the Satellites for items associated with the Spacecrafts' antenna subsystems, communications subsystems, telemetry command and ranging subsystems, buses subsystems, spacecraft control electronics, propulsion subsystems, electrical power subsystems, thermal control subsystems, structures and mechanisms subsystems.

     6. Support LORAL ORION in arriving at a satisfactory resolution of any system level performance tests that suggest the Satellites will not meet performance specifications as outlined in the technical specifications section of the contract between the manufacturer and LORAL ORION.

PROGRAM OPTIONS

LORAL ORION, at its option may request that SKYNET provide experienced and competent personnel to review, analyze and report to LORAL ORION via written report on the health and status of the Satellites:

1.   During pre-launch activities.

2. During in orbit testing (IOT) of the Spacecrafts' buses and communications payloads.

     LORAL ORION, at its option may also request that SKYNET provide experienced and competent personnel to review, analyze and report to LORAL ORION via written report on the health and status of the Satellites' launch programs. SKYNET, in undertaking this task would:

1. Review pre-launch plans and procedures of the launch vehicle provider and recommend corrective actions to prevent or eliminate performance problems and protect schedules.

2.   Track activities of launch vehicle provider.

3.   Review  final  launch  vehicle  readiness  to  launch  of the  LORAL  ORION
     Spacecrafts.

4. Review mission plans and procedures including orbit raising and deployment of solar arrays and antennas.


DELIVERABLES

The services, data and documentation to be provided by SKYNET are provided herein. Such services data and documentation provided by SKYNET will include but not be limited to written reports and compliance matrices which document results of analysis, and summary descriptions of the necessary resolution. SKYNET will also provide written reports and compliance matrices which document results of all scheduled testing.

o    UNIT AND SUB ASSEMBLIES

     SKYNET will provide in-process inspections or witness unit assembly at subcontractor. Data, if provided by a subcontractor of the manufacturer, would accompany the unit as an associated data package or be obtained at the subcontractor's facility. Data for units and sub-assemblies directly manufactured by the manufacturer would be found at the manufacturing facility. All data for analysis must be made available through the manufacturer's Program Office.

o    SPACECRAFT INTEGRATION TEST RESULTS

     Such tests will be performed at the manufacturer's facility. SKYNET will be present during the performance of such tests. SKYNET will support LORAL ORION in reviewing test procedures and witnessing the vendors (the manufacturer) performance of such tests and data collected. Such tests will include but not be limited to: panel integration tests, reference performance tests, thermal vacuum testing, sine vibration and acoustic testing, compact antenna range testing (CATR) and final bus testing. In addition to supporting the above tests, SKYNET will also provide the following:

1.   COMMUNICATIONS  SUBSYSTEMS  ANALYSIS

     SKYNET will prepare a complete and comprehensive Communications Subsystems Performance report. This report will summarize important characteristics and parameters of the Communications Subsystems as it relates to the performance specifications found in the contract between the manufacturer and LORAL ORION for the construction of the Satellites.

2.   ELECTRICAL  POWER  SYSTEMS  ANALYSIS

     SKYNET will prepare a complete and comprehensive Electrical Power Subsystems Analysis report. This report will summarize important characteristics and parameters of the electrical power subsystems as it relates to the performance specifications found in the contract between the manufacturer and LORAL ORION for the construction of the Satellites.

3.   SPACECRAFT  PRE-SHIPMENT  REVIEW

     SKYNET will witness pre-shipment review conducted by the manufacturer to assure that all of the Satellites' subsystems are in conformance with all requirements of the performance specifications found in the contract between the manufacturer and LORAL ORION for the construction of the Satellites.

4.   SATELLITE POST SHIPMENT INSPECTION

     SKYNET will review or witness post-shipment validation tests conducted by the manufacturer to demonstrate that all of the Satellites' subsystems are in conformance with all requirements of the performance specifications found in the contract between the manufacturer and LORAL ORION for the construction of the Satellites and has not degraded as a result of shipment to the launch site.

5.   SATELLITE LAUNCH READINESS REVIEW

     SKYNET will participate in the Launch Readiness Review of the Satellites which will be held not later than ten (10) working days prior to the launch date of the Satellites. SKYNET will expressly concentrate on the readiness of satellite subsystems. SKYNET, in performance of this review along with the manufacturer, will advise LORAL ORION on the condition of the Spacecrafts prior to LORAL ORION giving final GO/NOGO authority to the manufacturer.

6.   IN-ORBIT TEST REVIEW/SATELLITE ACCEPTANCE

     SKYNET will participate in the In-Orbit Test review of the Satellites that will be held at a location to be selected by LORAL ORION. SKYNET will expressly concentrate on the in orbit performance of all of the Satellites' Subsystems. SKYNET, in performance of this review along with the manufacturer, will advise LORAL ORION on the condition of the Spacecrafts prior to final acceptance of the Satellites by LORAL ORION.